Exhibit 99.2

A Business Model That Delivers 2019 Fourth Quarter Investor Presentation

DISCLAIMER THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS CONCERNING OUR BUSINESS AND GROWTH STRATEGIES, INVESTMENT, FINANCING AND LEASING ACTIVITIES AND TRENDS IN OUR BUSINESS, INCLUDING TRENDS IN THE MARKET FOR LONG-TERM, TRIPLE-NET LEASES OF FREESTANDING, SINGLE-TENANT PROPERTIES. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “INTENDS,” “PLANS,” “LIKELY,” “WILL,” “BELIEVES,” “SEEKS,” “ESTIMATES,” AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD- LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THE RESULTS OF OPERATIONS OR PLANS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE SUCH STATEMENTS INCLUDED IN THIS PRESENTATION MAY NOT PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD- LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY US OR ANY OTHER PERSON THAT THE RESULTS OR CONDITIONS DESCRIBED IN SUCH STATEMENTS OR OUR OBJECTIVES AND PLANS WILL BE ACHIEVED. FURTHERMORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AND MAY BE AFFECTED BY A VARIETY OF RISKS AND FACTORS INCLUDING, WITHOUT LIMITATION, THE RISKS DESCRIBED IN OUR ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. FORWARD-LOOKING STATEMENTS SET FORTH HEREIN SPEAK ONLY AS OF THE DATE HEREOF, AND WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO, OR ANY OTHER CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY LAW. THIS PRESENTATION CONTAINS HISTORICAL PERFORMANCE INFORMATION REGARDING STORE CAPITAL, AS WELL AS OTHER COMPANIES PREVIOUSLY MANAGED BY OUR SENIOR EXECUTIVE TEAM. SUCH PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. THIS PRESENTATION CONTAINS REFERENCES TO OUR COPYRIGHTS, TRADEMARKS AND SERVICE MARKS AND TO THOSE BELONGING TO OTHER ENTITIES. SOLELY FOR CONVENIENCE, COPYRIGHTS, TRADEMARKS, TRADE NAMES AND SERVICE MARKS REFERRED TO IN THIS PRESENTATION MAY APPEAR WITHOUT THE “© “ OR “TM” OR “SM” SYMBOLS, BUT SUCH REFERENCES ARE NOT INTENDED TO INDICATE, IN ANY WAY, THAT WE WILL NOT ASSERT, TO THE FULLEST EXTENT UNDER APPLICABLE LAW, OUR RIGHTS OR THE RIGHTS OF THE APPLICABLE LICENSOR TO THESE COPYRIGHTS, TRADEMARKS, TRADE NAMES AND SERVICE MARKS. WE DO NOT INTEND OUR USE OR DISPLAY OF OTHER COMPANIES’ TRADE NAMES, COPYRIGHTS, TRADEMARKS OR SERVICE MARKS TO IMPLY A RELATIONSHIP WITH, OR ENDORSEMENT OR SPONSORSHIP OF US BY, ANY OTHER COMPANIES. DEFINITIONS AND FOOTNOTES FOR DATA PROVIDED HEREIN ARE PROVIDED IN THE APPENDIX SECTION OF THIS PRESENTATION. UNLESS OTHERWISE INDICATED, DATA PROVIDED HEREIN IS AS OF DECEMBER 31, 2019. 2

3 TABLE OF CONTENTS STORE CAPITAL SNAPSHOT 4 A BUSINESS MODEL THAT DELIVERS (How We Uniquely Built S|T|O|R|E) 5 Our Market. Our Approach to Real Estate Investing. Our Investment Strategy and Customers. Our Capital Structure. Our Internal Growth. Our Leadership. PERFORMANCE (How We Have Performed) 16 Our Many Key Achievements. Our Portfolio at a Glance. Our High Investment Diversity. Our Contract Quality. Our Investment Pipeline Activity. Our Growth and Performance. Our Comparative Stock Return Profile. Model Results. CORPORATE RESPONSIBILITY (Inspired to Make a Positive Difference) 28 Our Stakeholder Commitment. Defining Success by Making a Positive Difference. Environmental Stewardship. Our Endeavor to Improve Our Society. Social Initiatives. Making A Positive Difference in Business and Society. Exceptional Governance. STORE Consistently Receives High Governance Marks. APPENDIX (Important Supporting Information) 33 Prior Leadership Investment Performance. Market Value Added Performance. Dividend Growth. Peer Group Comparisons. Contract Quality Trends. Contract Seniority Importance. Portfolio Management Approach. Our Growth. Asset Quality and Consistency. FINANCIAL INFORMATION 49 DEFINITIONS AND FOOTNOTES 58

STORE CAPITAL SNAPSHOT NYSE: STOR; U.S. PROFIT-CENTER REAL ESTATE ~30-YEAR SUCCESSFUL LEADERSHIP TRACK RECORD $8.9B EQUITY MARKET CAP; 3.8% DIVIDEND YIELD 40% DIVIDEND INCREASE FROM 2014 TO 2019 FIVE CONSECUTIVE YEARS OF DOUBLE-DIGIT INVESTOR RETURNS 2,504 PROPERTIES LEASED TO 478 CUSTOMERS ~75% OF LEASE CONTRACTS INVESTMENT-GRADE QUALITY1 UNIQUE DIRECT ORIGINATION PLATFORM 4 “We often use a real estate term –“brick by brick” – to explain how we have been building S|T|O|R|E and our durable business model. The result is a substantial, nearly irreplaceable, trophy investment portfolio designed to deliver consistent and dependable performance.” -- Christopher Volk, CEO

S|T|O|R|E ADDRESSES A LARGE MARKET S|T|O|R|E HAS MANY BROAD-BASED MARKET OPPORTUNITIES. » Dedicated to net-leased profit-center real estate » Focused on the service sector of the U.S. economy » Market leader in profit-center net-lease solutions » Nearly 200,000 companies in S|T|O|R|E’s target market1 » Approximately same size as world’s fourth largest economy » Over 20,000 contacts in proprietary prospecting database | a business model that delivers | 5 0 100,000 200,000 300,000 400,000 $5-$10 $10-$100 $100-$500 $500-$1B $1B+ # of Companies by Revenue1 Companies >$5MM in revenues Cumulative Counts ($MM) S|T|O|R|E’s Target Market (U.S. Middle Market) ¹ Source: NAICS Association >$3 TRILLION STORE MARKET OPPORTUNITY

S|T|O|R|E IS SINGLE TENANT OPERATIONAL REAL ESTATE DEFINING OUR INVESTMENT ASSET CLASS SHAPES EVERYTHING WE DO. Why is that so important? » Tenants need their profit-center real estate in order to conduct business, making our rent contracts senior to other financial obligations Which is the unique payment source? » Profitability from the operations of each investment How do STORE Properties differ from other real estate? » Three sources of payment support instead of two PROPERTY VALUE CORPORATE CREDIT UNIT-LEVEL PROFITABILITY STORE Properties uniquely offer the ability to create contracts that are superior to the credit quality of the tenant. 6 | a business model that delivers |

FILLING A BROAD-BASED MARKET NEED S|T|O|R|E’s tenants choose to rent because…. » Long-term real estate funding solutions are lacking » Leasing real estate replaces both debt and equity » Lower cost of capital » Unparalleled product flexibility S|T|O|R|E is landlord of choice because…. » Customer-centric and solutions-oriented » Administrative ease through responsive servicing » Development and renovation opportunities » A focus on corporate flexibility and wealth creation OUR CUSTOMERS CHOOSE TO HAVE A LANDLORD RATHER THAN A BANKER. 7 S|T|O|R|E is important and fundamental to creating opportunities for our clients, their employees and other stakeholders What we do is impactful…. » Year-over-year tenant revenue growth of 15.1%1 » S|T|O|R|E customers added ~300,000 employees in 20182 » Exclusive educational event: Inside Track Forum » Online educational opportunities: STORE University » Integrated real estate capital: Master Funding Solutions | a business model that delivers |

STORE capital

"B2B" ORIGINATION PLATFORM

Our unique platform has multiple origination channels enabling us to efficiently cover a very large market opportunity. All channels result in a B2B approach.

~80%

Internal Ownership
Direct calling efforts on thousands of companies and financial sponsors

B2B Benefits

+ Higher Lease Rates
+ Lower Real Estate Prices
+ Longer Lease Terms
+ Smaller Transaction Sizes
+ Greater Investment Diversity
+ Stronger Contracts

= Value for Stockholders

~20%

Virtual Salesforce
Tenant introductions through intermediary relationships

8

| *a business model that delivers* | OUR ORIGINATION PLATFORM IS KEY TO GREATER INVESTMENT RETURNS AND LOWER RISK.

1.7% 8.9% 15.7% 27.7% 16.2% 9.8% 20.0% 0.00% 20.00% 40.00% S|T|O|R|E’SDIVERSE CUSTOMER PROFILE UNPRECEDENTED GRANULARITY CUSTOMER REVENUE DISTRIBUTION1 » 478 customers operating across more than 110 industries » ~ 14 net new customers quarterly » 2,504 properties | ~ 74 net new properties quarterly » ~ 725 contracts | ~ 32 transactions closed quarterly » Average transaction size below $10 million » Repeat customers about one-third of new business » ~ 74% of customers have revenues over $50 million » Median tenant revenues ~$55 million » Weighted average tenant revenues ~$853 million » Employ ~2.5 million workers2 » Operate ~33,000 locations in 50 states3 S|T|O|R|E TENANT PROFILES 9 BOTH OUR CUSTOMERS AND THEIR EMPLOYEES BENEFIT FROM A S|T|O|R|E RELATIONSHIP. | a business model that delivers | % Of Total Rent & Interest <$5MM $5 - $20MM $20 - $50MM $50 - $200MM $200 - $500MM $500MM - $1B >$1B

Evidence-Based Real Estate Investing



Profit-Center Investing Table Stakes
S|T|O|R|E's entry-level guideposts

Demand unit-level financial reporting.
This provides the best picture of real estate quality and essentiality.

Always request master leases on multi-unit transactions.
This is the most effective way for landlords to achieve risk diversity.

Invest in properties at or below replacement cost.
This is proven to lessen defaults and raise recoveries.

Invest at yields and gross returns in excess of the brokered market.
This is proven to enhance returns and increase margins of safety.



Focus on The Big Picture
Criteria that stand the test of time

Appreciate the industry.
Seek industries likely to have sustained long-term relevance.

Understand the tenant business model.
Evaluate unlevered equity returns and market share.

Evaluate the tenant business defensive moat.
Understand features that make tenants viable and competitive.

Know the players.
Understand the background of leadership and equity investors.



Know the deal
Numbers and analysis

Evaluate the real estate.
Look to local market rents and estimates.

Evaluate the corporate credit.
Assess credit and know where we stand in capital stack priority.

Evaluate unit-level financial performance.
Look to long-term unit-level rent coverage reliability.

Understand the corporate structure and recourse.
Look for parent and affiliate company recourse and potential guarantors.

10

| *a business model that delivers* |

THE RESULT: INVESTMENT-GRADE PORTFOLIO PERFORMANCE.

THE ESSENCE OF S|T|O|R|E'S INVESTING STRATEGY

STORE capital

A Value Investing Portfolio Approach, Driven By Established AAA/A+ Securitization Principles

Portfolio Diversity		*Contract Seniority*
2,504 Properties		*Virtually All Profit Center Investments*
> 475 Tenants		*Virtually All Provide Financial Statements*
> 110 Industries		*92% Master Lease Penetration*
49 States	&	*Median Unit Coverage: 2.2:1*
>75% of tenants < 1%[1]		*Median 4-Wall Coverage: 2.7:1*
Top Tenant <3%[1]		*Wtd. Avg. Tolerable Sales Fall-off: ~40%[2]*
Non-Correlated Risk		*Investment/Replacement Cost: 81%*
Stable Portfolio Tenant Credit Profile		*Investments Made at Discounts to NAV*

Together with Active Portfolio and Property Management

11

| *a business model that delivers* | THE RESULT: EXCEPTIONAL RETURNS AND INVESTMENT-GRADE PORTFOLIO PERFORMANCE.

2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030-33 2034 After Free Cash Flow and Proceeds from Property Sales Debt Maturities Extendable debt (three one-year options) Debt is prepayable 24 months prior to maturity Debt is prepayable 36 months prior to maturity $0 $100 $200 $300 $400 $500 $600 2015 2016 2017 2018 2019 2 CAPITAL STRUCTURE LEADERSHIP OUR LIABILITY STRUCTURE IS DESIGNED TO WITHSTAND INTEREST RATE VOLATILITY. » Virtually all borrowings are long-term and fixed rate STRATEGIC LIABILITY MANAGEMENT ($MM) S|T|O|R|E’s annual free cash flow generally exceeds current debt maturities, making us effectively asset/liability neutral. Median debt maturities 2.7% 2.7% 4.4% 5.1% 4.7% 4.2% 4.1% 4.4% 4.5% 4.6% N/A 4.0% N/A » AAA/A+ asset-backed and Baa2/BBB unsecured borrowing options » $600 million unsecured multi- year revolving credit facility | a business model that delivers | Avg Rate 1 12

$- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Unencumbered Asset Pool STORE Master Funding Asset Pool Total Other Secured Debt Asset Pool COMPLEMENTARY INVESTMENT-GRADE DEBT OPTIONS GROWING UNENCUMBERED ASSET POOL ($MM) AAA & A+ STORE Master Funding » Dedicated asset-backed securities conduit » $2.2 billion outstanding Baa2/BBB Unsecured Term Borrowings » Rated by Moody’s, S&P and Fitch Ratings, stable outlook » $1.3 billion outstanding Q3 2011 2018 13 Non-recourse with minimal covenants Complete portfolio management flexibility Efficient leverage of 70% at time of issuance BBB rated notes retained for flexibility Enables superior unsecured debt ratios Provides leading term borrowing diversity A-/BBB+ STORE Unencumbered Select Ratios Net Lease Avg1 Assets2 Debt/EBITDA ~5x 3.3x Unencumbered assets/unsecured debt ~3x 4.3x Debt service coverage ~5x 7.0x Cash flow support from encumbered assets NO YES Investment-grade borrowing diversity with resultant improved unsecured credit metrics. $4.6B $2.7B $0.3B 2016 2017 ~60% ~36% ~4% $3.3B $2.5B $0.4B $2.2B $0.4B | a business model that delivers | LIABILITY EFFICIENCIES ENHANCED THROUGH MULTIPLE BORROWING OPTIONS. Q4 2019 $5.3B $3.1B $0.4B $2.5B

INTERNAL GROWTH STRATEGY Lease Escalation Frequency % Base Rent and Interest1 Weighted Average Annual Escalation Rate2 Annually 75% 1.9% Every 5 years 21% 1.8% Other escalation frequencies 3% 1.7% Flat 1% N/A Total / Weighted Average 100% 1.8% LEASE ESCALATIONS DIVIDENDS » Market-leading dividend increases » 8.0% in 2015 » 7.4% in 2016 » 6.9% in 2017 » 6.5% in 2018 » 6.1% in 2019 » Market-leading dividend protection3 » 70% payout ratio in 2015 » 68% payout ratio in 2016 » 70% payout ratio in 2017 » 70% payout ratio in 2018 » 70% payout ratio in 2019 Annual Lease Escalations AFFO Per Share Growth 1.00% 1.55% 1.25% 1.93% 1.50% 2.32% 1.80% 2.79% 2.00% 3.09% + Reinvested Cash Flows 65.0% 70.0% 75.0% 80.0% 2.93% 2.47% 2.01% 1.56% = Estimated Internal Growth > 5% INTERNAL GROWTH IS DRIVEN BY RETAINED AND REINVESTED CASH FLOWS. 14 ESTIMATED GROSS INTERNAL GROWTH4 AFFO Payout Ratio AFFO Per Share Growth 40% INCREASE SINCE IPO | a business model that delivers |

UNRIVALED LEADERSHIP OVER DECADES Experienced…. » Built & managed three net-lease real estate investment companies » Invested over $19 billion in profit-center real estate (10,000+ properties) » Consistently outperformed broader REIT market returns over multiple decades1 » Navigated platforms through multiple economic cycles & interest rate environments » Thought leadership through primary and published research Groundbreaking…. » Investment-grade corporate net-lease rating (1995) » Net-lease real estate master trust conduit (2005) » NYSE-listed public company sales (2001 & 2007) » Private institutional investor sponsorships (1999 & 2011) » Inaugural issuance of AAA rated net-lease notes (2018) A PROGRESSION OF INNOVATION AND THOUGHT LEADERSHIP OVER THREE DECADES. 15 1980 Q4 2019 > $19 B We have successfully invested in and managed more STORE Properties and over a longer period of time than anyone. 97 employees in one office, ~40% of which drive our origination activity. | a business model that delivers |

KEY ACHIEVEMENTS AS A PUBLIC COMPANY

STORE capital Single Tenant Operational Real Estate®

» **EXCEPTIONAL PERFORMANCE**

- More than **doubled our pipeline of investment opportunities**[1] to **~$12 Billion** since IPO
- Achieved **average monthly investment activity in excess of $100 million** since 2015
- Increased our dividends to shareholders **40%** (6.1% in 2019)
- Delivered AFFO per share growth of **~43%**[2] (8.2% in 2019)
- Realized compound annual shareholder returns of **20%** vs. just under 8.0% for Equity REITs
- Created exceptional Market Value Added with our equity valuation exceeding equity cost by **70%**[3]
- Delivered **five** consecutive years of double-digit stockholder returns

» **INVESTMENT SAFETY**

- Have been amongst the industry leaders in **dividend protection**[4]
- Have realized approximate A-rated portfolio performance since inception
- Maintained a consistent real estate occupancy[5] level of **99%** or better

» **MARKET RECOGNITION**

- Garnered investor interest from well-known investors, including **Berkshire Hathaway, a 7.8% shareholder**
- Instituted programmatic ability to uniquely **issue AAA rated structured finance notes**
- **Amongst the highest corporate net-lease credit ratings** from all three agencies (BBB, BBB, Baa2)


NEW YORK STOCK EXCHANGE
STOR
LISTED
NYSE
STORE capital
STOR
LISTED
NYSE

16

| performance |

17 PORTFOLIO AT AGLANCE As of December 31, 2019 2018 2017 Investment property locations 2,504 2,225 1,921 States 49 49 48 Customers 478 434 397 Industries in which our customers operate 112 106 104 Proportion of portfolio from direct origination ~80% ~80% ~80% Contracts with STORE-preferred terms*1 96% 94% 93% Weighted average annual lease escalation2 1.9% 1.8% 1.8% Weighted average remaining lease contract term ~14 years ~14 years ~14 years Occupancy3 99.5% 99.6% 99.6% Properties not operating but subject to a lease4 24 23 16 Investment locations subject to a ground lease 21 21 20 Investment portfolio subject to NNN leases* 99% 98% 98% Investment portfolio subject to Master Leases*5 92% 91% 87% Average investment amount / replacement cost (new)6 81% 81% 82% Locations subject to unit-level financial reporting7 98% 98% 97% Median unit FCCR / 4-wall FCCR8 2.2x / 2.7x 2.1x / 2.5x 2.1x / 2.7x Contracts rated investment grade9 ~75% ~75% ~75% | performance | INDUSTRY LEADING GROWTH AND PORTFOLIO CONSISTENCY.

Diversification Across Industry Groups

As of December 31, 2019, our portfolio is diversified across 112 different industries in the service, retail and manufacturing sectors of the U.S. economy. We group these industries into 75 different industry groups as shown in the following tables.

SERVICE

Located near target customers
Not readily available online
Broad array of everyday services

(~65%)

Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of December 31, 2019	2018	2017
Restaurants - Full Service	395	2,712	9.4%	11.2%	13.1%
Restaurants - Limited Service	393	1,065	5.1%	5.8%	7.2%
Early Childhood Education	213	2,329	5.7%	5.9%	6.6%
Health Clubs	90	3,157	5.7%	5.3%	5.9%
Automotive Repair and Maintenance	173	888	4.8%	3.8%	3.1%
Movie Theaters	38	1,916	4.0%	4.8%	6.0%
Family Entertainment	39	1,380	3.8%	4.0%	4.2%
Pet Care	173	1,842	3.4%	3.5%	3.0%
Medical and Dental	99	1,086	2.8%	2.2%	1.4%
Lumber & Construction Materials	114	4,800	2.8%	2.9%	2.0%
Behavioral Health	49	950	2.3%	1.7%	1.8%
Equipment Sales and Leasing	37	910	1.8%	1.2%	1.5%
Elementary and Secondary Schools	8	317	1.5%	1.4%	1.4%
Wholesale Automobile Auction	8	428	1.3%	1.0%	1.1%
Logistics	26	2,037	1.3%	0.6%	0.7%
Career Education	6	488	1.2%	1.6%	1.9%
All Other Service (20 industry groups)	188	12,282	8.0%	7.9%	7.8%
Total Service	**2,049**	**38,587**	**64.9%**	**64.8%**	**68.7%**



BURGER KING
HOME OF THE WHOPPER

PetParadise
1675

18

| performance |

SERVICE INDUSTRIES ACCOUNT FOR MORE THAN HALF OF U.S. EMPLOYMENT AND GDP.

DIVERSIFICATION ACROSS INDUSTRY GROUPS (CONTINUED)

STORE capital

RETAIL

Located in retail corridors
Internet resistant
High experiential component
Selling merchandise

(~19%)

MANUFACTURING

Primarily located in industrial parks
Strategically near customers
Broad array of industries
Making everyday necessities

(~16%)

Customer Industry Groups	# of Properties	Building Sq. Ft. (in thousands)	% Base Rent and Interest[1] As of December 31, 2019	2018	2017
Furniture	62	3,900	5.4%	5.5%	6.7%
Farm and Ranch Supply	43	4,004	4.5%	4.3%	3.1%
Hunting and Fishing	10	813	2.1%	2.2%	2.6%
Recreational Vehicle Dealers	24	1,093	1.9%	1.6%	1.0%
Used Car Dealers	27	300	1.8%	1.2%	0.9%
Home Furnishings	9	1,044	1.2%	0.7%	0.9%
New Car Dealers	9	273	0.7%	0.7%	0.0%
All Other Retail (10 industry groups)	51	1,942	1.6%	2.2%	2.7%
Total Retail	**235**	**13,369**	**19.2%**	**18.4%**	**17.9%**
Metal Fabrication	74	9,204	4.3%	3.9%	3.2%
Plastic and Rubber Products	18	2,941	1.7%	2.5%	2.4%
Food Processing	14	1,852	1.6%	0.5%	0.4%
Furniture Manufacturing	11	2,789	1.3%	2.0%	0.6%
Electronics Equipment	9	957	1.2%	1.4%	0.7%
Automotive Parts and Accessories	15	2,291	1.0%	0.8%	0.5%
Chemical Products	10	1,116	0.8%	0.8%	0.4%
All Other Manufacturing (15 industry groups)	69	5,871	4.0%	4.9%	5.2%
Total Manufacturing	**220**	**27,021**	**15.9%**	**16.8%**	**13.4%**
Total Portfolio	**2,504**	**78,977**	**100.0%**	**100.0%**	**100.0%**


Cabela's


ASHLEY
FURNITURE
HomeStore



19

| performance |

S|T|O|R|E'S RETAIL EXPOSURE HAS HIGH EXPERIENTIAL COMPONENT.

RETAIL PORTFOLIO VITALITY IN THE AGE OF E-COMMERCE 20 VITAL COMPONENTS COMBINE TO CREATE AN ESSENTIAL RETAIL BUSINESS MOAT. S|T|O|R|E’s Retail Tenants are Thriving in the Age of E-Commerce Vital Experiential Components Distinguish Our Largest Consumer Goods Industry Segments S|T|O|R|E invests in retail businesses having experiential components combined with strong online presence. The 8 Components of Retail Vitality in the Age of E-Commerce Treasure Hunt Price Match Vertical Integration Private Label Loyalty Programs Immediacy Project Based Consumer Financing Customer Industry Groups # of Props. In-store experience; Expert sales consultation; Buyer interaction with products Affirms online value proposition; Buyers confirm online selection; Product interaction In-store returns, Ship-to-store for assembly; local delivery and installation Differentiated products: Exclusive Products only available in branded store Strong Loyalty programs: Top retailers have 90% sales via loyalty programs. Immediate product delivery to consumers: “Owning the last mile" Project-based: Buyer requires both expert consultation and physical confirmation Consumer financing program available on location Furniture 62 Farm/Ranch Supply 43 Hunting and Fishing 10 RV Dealers 24 Used Car Dealers 27 Home Furnishings 9 New Car Dealers 9 | performance |

STORE capital

Top 10 Customers[1]

% Base Rent and Interest[2]	# of Properties	
2.8%	10	**Fleet Farm Group** dba Fleet Farm is a full-service merchant with more than 40 locations in four mid-western states, offering a broad assortment of goods from hunting gear to lawn, garden and farm supplies. In 2016 Mills was purchased by the private equity firm KKR & Co.
2.5%	23	**Art Van Furniture** is the Midwest's largest furniture retailer and a top ten national furniture retailer based on sales. Founded in 1959, the company operates approximately 200 stores across 9 states. with expected annual sales of $1.3 billion. Art Van Furniture is majority owned by Boston based private equity firm Thomas H. Lee Partners.
1.9%	10	**Bass Pro Group** operates retail locations under the Bass Pro Shops and Cabela's monikers, offering outdoor gear and apparel in an immersive setting. These two iconic brands, combined, operate more than 170 retail and marine centers. Both concepts are market leaders and highly respected within their respective niche of outdoor products.
1.8%	49	**Cadence Education** is a Morgan Stanley Global private equity owned company and is one of the premier early childhood educators in the U.S. The Company's national platform of more than 200 schools has the capacity to serve more than 20,000 students across 20 states.
1.7%	20	**CWGS Group** (NYSE:CWH), dba Camping World, is the nation's largest retailer of recreational vehicles and related accessories, operating over 220 locations. In 2017, Camping World won a bankruptcy auction to acquire sporting goods retailer Gander Mountain, planning to build on its existing outdoor and camping brand. The Gander Mountain moniker was rebranded to Gander Outdoors.
1.6%	19	**Spring Education Group** (formerly Stratford School and Nobel Learning Communities) is the largest pure play US platform focused on Pre-K -12 education. Spring's diversified collection of brands operates over 225 schools in 18 states & D.C. The company is owned by Asia-based investment firm, Primavera Capital. STORE's investment in Stratford increased with Spring's acquisition of Nobel Learning Communities, another existing STORE customer.
1.5%	14	**AMC Entertainment** (NYSE:AMC), is the largest movie exhibition company in the world with over 1,000 theatres and 11,000 screens across the globe, AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas of the United States, including the top three markets (NY, LA, Chicago).
1.4%	21	**Dufresne Spencer Group** is the largest Ashley's Furniture HomeStore licensee. DSG entered our top 10 with their ownership of Hill Country Holdings, another existing STORE customer and a top Ashley licensee. DSG is backed by a seasoned management team with a strong operating history and garnered an investment from Ashley Corporate in December 2017.
1.4%	42	**Zips Holdings** is one of the largest car wash operators in the US with over 175 locations in operation. In 2015, founder Brett Overman partnered with Equity Investment Group and Britton Hill Partners to help identify acquisition opportunities and provide management support for onboarding operations at new units.
1.3%	48	**U.S. LBM Holdings**, founded in 2009, is a collection of leading building material distributors across 30 states with more than 250 locations. The company serves as a critical link in the building materials supply chain, supplying more than 60,000 stock keeping units ("SKUs") for custom homebuilders and specialty contractors. US LBM has filed an S-1 with the SEC as it intends to raise additional equity from an IPO.
17.9%	256	**Total Top 10 Customers**

21

| performance |

TOP TEN TENANTS REPRESENT 18% OF ANNUAL RENT & INTEREST.

DIVERSIFICATION ACROSS GEOGRAPHIES1 22 99.6% 99.6% 99.7% 99.7% 99.6% 99.7% 99.7% 99.7% 99.5% 80% 85% 90% 95% 100% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 OCCUPANCY2 | performance | GEOGRAPHICALLY DISPERSED PORTFOLIO WITH CONSISTENTLY HIGH OCCUPANCY RATES.

0% 5% 10% 15% 20% NR C/D B3 B2 B1 Ba3 Ba2 Ba1 Baa3 Baa2 Baa1 A3 A2 A1 Aa3 Aa2 Aa1 Aaa % of Annualized Rent & Interest ~75% OF CONTRACTS INVESTMENT-GRADE IN QUALITY Because we invest in profit-center real estate, our contracts almost always have less investment risk than the credit risk of our tenants. In addition, the STORE Score, being purely quantitative, is a base risk score that often understates contract quality. Moody’s RiskCalc (EDF) STORE Score 1 23 72% 71% 73% 73% 72% 73% 73% 73% 73% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 CONTRACTS RATED INVESTMENT GRADE (3-MO. AVERAGE) 2.08 2.05 2.03 2.11 2.10 2.18 2.15 2.18 2.20 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 MEDIAN UNIT-LEVEL FIXED CHARGE COVERAGE Median EDF Median STORE Score INVESTMENT-GRADE CONTRACTS MITIGATE CORPORATE DEFAULT RISK. | performance |

24 24 INVESTMENT PIPELINE ACTIVITY PIPELINE VELOCITY DURING Q4 2019 PIPELINE SECTOR DISTRIBUTION AS OF 12/31/19 PIPELINE SIZE ($B) Emphasis on Service, Manufacturing and Select Retail sectors having high potential for long-term relevance | performance | $0 $2 $4 $6 $8 $10 $12 $14 2012 2013 2014 2015 2016 2017 2018 2019 Mfg. 19% Restaurants 11% Ent. 9% Other Service 19% Specialty Med. 7% Gyms 4% Education 4% Theaters 3% Storage 4% Home Furn. 1% Automotive 7% Other Retail 12% Our pipeline continues to mirror STORE’s current portfolio. $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 Starting Pipeline $12.7 B Ending Pipeline $12.1 B New Deals Added $3.5B Deals Passed / Closed $4.1 B S|T|O|R|E’S PIPELINE REMAINS ROBUST AND DIVERSE.

25 2016 2017 2018 2019 $1,223 $1,373 $1,626 $1,689 $75 $254 $228 $429 Acquisitions Dispositions 2016 2017 2018 2019 $372 $448 $537 $655 $246 $306 $378 $458 $123 $162 $217 $285 NOI AFFO Net Income NOI, AFFO AND NET INCOME ($MM)2 GROWTH AND PERFORMANCE | performance | PER SHARE ANNUAL GROWTH NET INCOME: 16.0% DIVIDENDS: 6.9% AFFO: 7.5% Compound Annual Growth Rate ACQUISITION AND DISPOSITION VOLUME ($MM) 1 GROSS RATE OF RETURN 3 5.6% 5.3% 5.4% 5.6% 2016 2017 2018 2019 Borrowing Cost Cap Rate Gross Rate of Return 4.1% 3.6% 7.9% 7.8% 9.7% 9.6% 9.7% 7.9% 4.4% $0.00 $0.50 $1.00 $1.50 $2.00 2019 2018 2017 2016 2015 2019 2018 2017 2016 2015 2019 2018 2017 2016 2015 S|T|O|R|E’S CONSISTENT PERFORMANCE HAS DRIVEN STOCKHOLDER RETURNS. 4.5% 7.9% 9.7% 4.1% 7.8% 9.6%

TOTAL RETURN BUILT ON BOTH YIELD & GROWTH | performance | 26 S&P 500 Dividend Yield >3.75% Historical EPS Growth1 >14% 500 companies 66 companies (13%) 14 companies (3%) S|T|O|R|E’s combination of dividend yield and EPS growth offers a superior investment opportunity that has delivered 43% AFFO per share and 40% dividend growth since our IPO. S|T|O|R|E PROVIDES AN ATTRACTIVE TOTAL RETURN RELATIVE TO THE BROADER MARKET. Comparative Annual Return Performance Rare Earnings and Growth Combination Comparative Cumulative Return Performance

MODEL RESULTS MARKET-LEADING DIRECT INVESTMENT APPROACH IN UNDERSERVED MARKET EXCEEDING $3.4 TRILLION 1. MARKET-LEADING VALUE CREATION AND INVESTMENT-GRADE PORTFOLIO PERFORMANCE 2. MARKET-LEADING DIVERSIFIED INVESTMENT- GRADE CAPITAL MARKETS STRATEGY 3. MARKET-LEADING SECURE DIVIDENDS AND DIVIDEND GROWTH 4. MARKET-LEADING INVESTMENT DIVERSITY 5. LEADERSHIP TEAM WITH OVER A MULTIPLE-DECADE RECORD OF OUTPERFORMANCE1 8. | performance | 27 MARKET-LEADING GOVERNANCE AND INVESTOR DISCLOSURE 6. 7. FIVE CONSECUTIVE YEARS OF DOUBLE-DIGIT STOCKHOLDER RETURNS DRIVEN BY FINANCIAL PERFORMANCE

A Business Model That Delivers 2019 Fourth Quarter Investor Presentation Corporate Responsibility

OUR STAKEHOLDER COMMITMENT 29 WE MEASURE SUCCESS BY MORE THAN JUST OUR FINANCIAL PERFORMANCE. | corporate responsibility| OUR DEFINITION OF SUCCESS: MAKING A POSITIVE DIFFERENCE FOR OUR STAKEHOLDERS. Stockholders STORE seeks to deliver stable, predictable, investment-grade stockholder performance and superior Market Value Added. Customers STORE real estate capital solutions enable improved customer wealth creation and increased workforce and leadership opportunities. Employees STORE promotes employee opportunity, education, engagement and diversity. Suppliers STORE provides opportunities to professional, supplier and service vendors to prosper through fair business practices and dependable engagements. Communities STORE contributes to our community and to many communities across the country through our many investments and associated career opportunities. Environment STORE works to promote and improve environmental conscientiousness through our attention to and promotion of environmental stewardship. ESG ratings reported by Institutional Shareholder Services (ISS) provide insight for investors on how companies perform in key areas of sustainability. STORE Capital’s ISS ratings are some of the most favorable in the net-lease sector reflecting our commitment to all our stakeholders. 5 3 3

ENVIRONMENTAL STEWARDSHIP 30 WE MEASURE SUCCESS BY MORE THAN JUST OUR FINANCIAL PERFORMANCE. | corporate responsibility| WE ENDEAVOR TO IMPROVE OUR SOCIETY THROUGH ENVIRONMENTAL STEWARDSHIP. We use leading independent environmental engineering firms to perform environmental site assessments and deliver recommendations for every property we acquire. Our tenants seek to be environmentally conscious and comply with environmental recommendations and standards. Property Acquisition Assessment Some real estate investments will show evidence of prior potential environmental contamination. We and our tenants mitigate such issues through: o Property submission into a voluntary compliance or clean-up programs. o The use of environmental or other insurance policies as recommended by outside counsel and risk management firms. o Prior owner or tenant remediation commitments in accordance with state-mandated requirements. STORE Capital Headquarters o Energy efficient and motion activated lighting and programmable thermostats o Reduction of paper and disposable plastics use o Participation in metro travel reduction programs o Enhanced recycling program implementation Tenant Portfolio Initiatives o Regular tenant surveys to determine energy practice and efficiency trends o Best practices recognition and sustainability resource exposure through our annual Inside Track Forum conference. o Portfolio investment diversity that includes real estate employed by businesses having a sustainability focus.

SOCIAL INITIATIVES 31 WE MEASURE SUCCESS BY MORE THAN JUST OUR FINANCIAL PERFORMANCE. Diversity. STORE has hired, developed and retained a diverse workforce that is a key component in our success. Currently, women hold eight of the fourteen most senior positions in our management structure, and three of our nine Board of Directors positions. Employee-Directed Engagement Initiatives. STORE Capital’s employee-run engagement committees develop and influence new employee onboarding, personal growth and professional development programs, company social and team-building events, and health and wellness programs. Corporate Donations and Volunteering. STORE Capital is proud to financially support charities such as the Juvenile Diabetes Research Foundation, Scottsdale Center for the Arts, Banner Health Foundation and other local charities. We also contribute our personal time to local charitable efforts such as Arizona Helping Hands and the Society of St. Vincent de Paul. Opportunity Creation. Our Board Chairman, Morton H. Fleischer, founded the Fleischer Scholars Program to promote continuing education and entrepreneurship for less privileged high school students through a week-long summer program delivered at multiple universities across the country. STORE is proud to support his efforts. Inside Track Forum. Our Inside Track Forum is an annual event developed to support our customers, exposing them to topical speakers and industry experts and delivering networking opportunities and actionable ideas for business improvement. STORE University. STORE University is an award-winning educational video series developed by our CEO, Christopher Volk. These free online videos offer business owners and entrepreneurs insights into various topics that can help them improve and succeed in their businesses. Internships. In our commitment to increase access to career opportunities, STORE employs and educates interns throughout the year. Some STORE intern alumni find employment with us and others use our educational investment in them to their benefit in other career pursuits. | corporate responsibility| WE ARE PROUD OF OUR COMMUNITY INVESTMENT AND JOB CREATION. Making A Positive Difference in Business and Society

EXCEPTIONAL GOVERNANCE ➢ STORE’SCOMMITMENT TO BEST PRACTICES IN BOARD GOVERNANCE 32 WE MEASURE SUCCESS BY MORE THAN JUST OUR FINANCIAL PERFORMANCE. Independent Board, Chairman and Committees? ✓ Board Refreshment? ✓ Board Diversity? ✓ Regular Board Evaluations? ✓ Proxy Access? ✓ Regular Stockholder Engagement? ✓ Opt-out of State Anti-Takeover Provisions1? ✓ No Poison Pill? ✓ Non-Staggered Board? ✓ Stockholder Ability to Amend Bylaws? ✓ Full Tenant Credit Quality Distribution Annual Average Internal Growth Walk Portfolio Master Lease Penetration Net Lease Contract Quality Distribution Interest Rate Sensitivity Analysis Portfolio Unit-Level Performance Multi-Year Tenant & Contract Analysis Shareholder Market Value Added Property Sales Activity Impact on Growth Tenant Revenue/Size Distribution NN vs. NNN Lease Investments Building Only/Ground Lease Investments Net Lease Contractual Escalations Appraised Property Replacement Costs Performing but Vacant Assets ➢ STORE’SCOMMITMENT TO TRANSPARENT BEST PRACTICES IN STOCKHOLDER DISCLOSURE | corporate responsibility| COMMITTED TO THE HIGHEST STANDARDS IN GOVERNANCE AND TRANSPARENCY ➢ STORE’SCOMMITMENT TO CONTINUOUS STOCKHOLDER ENGAGEMENT Direct Outreach to Investors ✓ Detailed Quarterly Investor Presentation ✓ Annual CEO Letter & Meeting of Stockholders ✓ Biennial Investor Day ✓ STORE Consistently Receives High Governance Marks

A Business Model That Delivers 2019 Fourth Quarter Investor Presentation Appendix

FFCA (NYSE: FFA) 1994 - 2001 Spirit Finance (NYSE: SFC) 2003 - 2007 STORE Holding (Oaktree) 2011 - 2016 MANAGEMENT TEAM PERFORMANCE | appendix – historical performance | Management has unparalleled expertise in creating successful STORE Property investment platforms in a variety of market environments. 34 12.2% 19.7% 26.3% 11.5% 10.8% 10.9% 13.0% 8.7% 9.1% FFCA Spirit Finance STORE Holding (Oaktree) MSCI REIT Index S&P 500 S&P 500 MSCI REIT Index MSCI REIT Index S&P 500 • $4.9 billion Invested • Average Cap Rate 10.3% • Average 10-year US Treasury 6.2% • $3.5 billion Invested • Average Cap Rate 8.7% • Average 10-year US Treasury 4.4% • $4.4 billion Invested • Average Cap Rate 8.3% • Average 10-year US Treasury 2.3% EXCESS RETURN RELATIVE TO MARKET RISK1 Annualized total return S|T|O|R|E LEADERSHIP HAS A PROVEN RECORD OF RISK-ADJUSTED OUTPERFORMANCE.

35 STABLE AND ATTRACTIVE LEASE RATE SPREADS TO TREASURY RATES S|T|O|R|E AND PREDECESSORS’ AVERAGE LEASE RATES VS. 10-YEAR TREASURIES1 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% FFCA Spirit S|T|O|R|E Ten-Year Treasury 1994 2019 3.9% 2.0% ÷ Δ = .53 25-Year Interest Rate Correlation (Cap Rate) (Treasury) NET LEASE SENSITIVITY TO INTEREST RATES LIMITS INTEREST RATE EXPOSURE. Net lease contracts are financial instruments, with yields that move with interest rates. Assuming borrowing costs rise with interest rates and lease rates rise by half of borrowing cost rates, shareholder returns will be little changed. | appendix – historical performance |

Marginal Equity Returns on Net Lease Real Estate Investments

Our elevated equity return on new investments is a principal driver of our margins of safety and contributes to superior equity value creation ability.

MARGINAL EQUITY RETURNS[1]

ROE computed on new investments using the V-Formula

$$\frac{((\text{lease rate} + \text{lease escalators}) \times \text{EBITDA margin} - (\text{marginal interest rate} \times \%\ \text{funded with debt}))}{\%\ \text{funded with equity}}$$



11.9%
10.8%
9.9%
9.3%
9.2%
8.7%
8.6%
8.0%
STORE capital
NATIONAL RETAIL PROPERTIES
EPR Properties
REALTY INCOME
AGREE REALTY CORPORATION
SPIRIT
FCPT
ESSENTIAL PROPERTIES

[1] Information based on YTD 3Q 2019 reported results. For companies where the year-to-date lease rate on new acquisitions is not disclosed, the formula assumes a lease rate of 7.0%. Same Store NOI growth used as a proxy for contract lease escalator where the latter is not disclosed. For companies where neither is disclosed, the formula assumes a lease escalator of 1.50%. EBITDA margin is based on revenue less reimbursed property expenses and straight-line rent. Marginal interest rate is based on the current spread on unsecured debt outstanding over the 10-year treasury.

36

| appendix - performance |

ELEVATED RETURNS CONTRIBUTE TO PERFORMANCE AND CAPITAL ACCESS.

| appendix - performance | 37 S|T|O|R|E Elevated gross cap rates and EBITDA margins have contributed to higher equity rates of return, leading to a higher spread between shareholder historic cost and market valuation, or Market Value Added (MVA). COMPARATIVE VALUE CREATION: S|T|O|R|E VS. PEERS S|T|O|R|E LEADS ON SHAREHOLDER VALUE CREATION. 0% 1% 2% 3% 4% 5% 6% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 0 2 4 6 8 10 12 14 16 18 20 22 24 GROSS CAP RATE SPREAD OVER THE COST OF DEBT1 MVA GROWTH RATE2 CURRENT AFFO MULTIPLE3 EPRT NNN FCPT O ADC SRC ¹ For the quarter ended September 30, 2019. Gross cap is initial cap rate on new acquisitions plus contract escalations. For companies where the initial cap rate on new acquisitions is not disclosed, the formula assumes a lease rate of 7.0%. Same Store NOI growth used as a proxy for contract lease escalator where the latter is not disclosed. For companies where neither is disclosed, the formula assumes a lease escalator of 1.50%. Cost of debt is the current spread on unsecured debt outstanding over the 10-year treasury. When spread is not disclosed, a 175bps spread is assumed. 2 Calculated as of September 30, 2019 for companies with of weighted average age of equity greater than 2 years using the formula: [market capitalization / computed equity cost]^(1 / weighted average age of equity). 3 Calculated as of September 30, 2019 S|T|O|R|E S|T|O|R|E S|T|O|R|E ADC FCPT O NNN SRC ADC O FCPT NNN EPRT SRC

DIVIDEND PER SHARE GROWTH1 (Since Q1 2015) AFFO PAYOUT RATIO2 STRONG PROTECTED DIVIDEND GROWTH Our dividend growth is the highest amongst our net-lease peers….. 38 | appendix – growth| …and our dividends are the most protected. 1 Source: Historical dividend data from Nasdaq.com. VEREIT established its quarterly dividend in Q3 2015. Data for Spirit was interrupted due to spin-off of SMTA. 2 Represents consensus 2020 analyst estimate as of January 14, 2020 (source: Factset). S|T|O|R|E HAS POSTED STRONG DIVIDEND GROWTH AND DIVIDEND PROTECTION. 0% 5% 10% 15% 20% 25% 30% 35% 40% 15Q1 15Q2 15Q3 15Q4 16Q1 16Q2 16Q3 16Q4 17Q1 17Q2 17Q3 17Q4 18Q1 18Q2 18Q3 18Q4 19Q1 19Q2 19Q3 19Q4 STORE’s dividend growth rate is 33% higher than its nearest peer. 89% 85% 84% 84% 80% 79% 74% 73% 72% 69% VER WPC EPR FCPT SRC O EPRT ADC NNN STOR

STORE’s Direct Origination Platform Creates Consistent Lease Durations2 LEASE TERMS 39 0% 10% 20% 30% 40% 4 Corners STOR Essential Agree NNN Spirit Realty Inc VEREIT 2020 2021 2022 2023 2024 Source: SEC filings PERCENTAGE OF PORTFOLIO Leases Expiring Next 5 Years1 ✓ A key driver of defensiveness for net lease versus other sectors ✓ STORE rollover risk will not rise in the medium term 5 10 15 20 17Q4 18Q1 18Q2 18Q3 18Q4 19Q1 19Q2 19Q3 Realty Inc Spirit Agree NNN 4 Corners VEREIT Essential STOR LEASE DURATION (years) | appendix – portfolio| S|T|O|R|E OFFERS INSULATION FROM LEASE ROLLOVERS. 2Weighted Average Lease Duration for properties purchased during quarter

40 BEST-IN-CLASS ORIGINATION PLATFORM | appendix – portfolio| 0% 2% 4% 6% 8% 10% 12% 14% 16% STOR NNN 4 Corners Essential Spirit Realty Inc VEREIT Agree LEASE INTANGIBLES / TOTAL ASSETS STORE is a Leader in Direct Origination Lease Intangibles vs. Total Assets3 7.25% 7.50% 7.75% 8.00% 8.25% 8.50% 8.75% 9.00% 9.25% 9.50% 9.75% 10.00% 11 12 13 14 15 16 17 18 19 WEIGHTED AVERAGE LEASE DURATION WEIGHTED AVG. GROSS CAP RATE (INITIAL CAP RATE PLUS CONTRACT BUMPS) STORE is a Leader in Lease Duration & Gross Returns Lease Durations vs. Gross Cap Rates (Prior 8 Quarters)1 Most Diversified Tenant Base (% Top 5 Tenants, based on annual rent 2) S|T|O|R|E’S DIRECT ORIGINATION PLATFORM CREATES CONSISTENT CAP RATES & DURATION 85% 23% 21% 20% 17% 15% 13% 11% FCPT O NNN ADC VEREIT EPRT SRC STORE

0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% Baa3 Ba1 Ba2 Ba3 B1 B2 B3 C/D Tenant Ratings CONSISTENT CONTRACT QUALITY 41 Tenant Rating vs. Contract Rating (Cumulative) | appendix – portfolio| STRONG CONTRACT STABILITY ACROSS S|T|O|R|E’S PORTFOLIO OVER TIME. Strong contracts create a margin of safety relative to corporate credit risk. Contract Ratings Investment grade contracts averaging ~75% of S|T|O|R|E’s rent over prior three years.

SENIOR CONTRACT IMPORTANCE PROFIT CENTER LEASE CONTRACT SENIORITY GREATLY LOWERS INVESTMENT RISK. STORE Capital Normalized Recovery Distribution vs. Other Credit Sectors Because we invest in profit-center real estate, our recoveries on underperforming assets have a distribution towards elevated recoveries as a result of lease contract seniority. 42 | appendix – portfolio| 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 110% 120% 130% 140% Avg. CMBS Recovery ~38%1 Avg. Loan Recovery ~56%2 WAvg. STORE Recovery ~71%3

ASSET SALES IMPACT ON INTERNAL GROWTH ACTIVELY MANAGING THE PORTFOLIO CREATES ACCRETIVE INTERNAL GROWTH. PORTFOLIO MANAGEMENT IMPACT ON GROWTH Active portfolio management is a strong complement to our property management activity to minimize portfolio investment risk. Because STORE is levered at ~40% of our asset cost and we have generated gains on asset sales above our initial cost, we can add to our growth by leveraging those gains. 43 | appendix – portfolio| -$20 -$15 -$10 -$5 $0 $5 $10 $15 $20 $25 +7% -28% +19% -9% +2% +5% +20% +21% +8% GAINS/LOSSES ON DISPOSITIONS ($MM) (over original cost) Opportunistic Prop Mgmt Strategic 2017 5% Gain over Cost 2018 10% Gain over Cost 2019 5%1 Gain over Cost 2017 2018 2019 Averages Disposition Cap Rate (occupied property sales) 7.6% 7.1% 7.5% 7.3% Acquisition Cap Rate 7.8% 7.9% 7.8% 7.8% Spread 0.2% 0.8% 0.3% 0.5% Percent of Portfolio Sold 5.0% 3.7% 5.6% 4.6% 3 Year Annual Cumulative Effect ($000's) 2017 2018 2019 Totals Net Proceeds From Sales $267,400 $251,400 $451,700 $970,500 Unleveraged Revenue Accretion $535 $2,011 $1,355 $3,901 Internal Growth Contribution 0.13% 0.40% 0.22% 0.30% Leveraged Revenue Accretion 840 2,562 1,889 $5,292 Leveraged Internal Growth Contribution 0.20% 0.52% 0.31% 0.39% 1

44 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% INTERNAL GROWTH IN PERSPECTIVE Attractive internal growth components based on approximately $10.1 billion of investments over 8.5 years Avg. Rent Related to Property Sales ~1.1% Avg. Rent Gain on Sales ~6.0% PORTFOLIO MANAGEMENT Ability to realize gains AFFO Impact ~0.1% | appendix – portfolio| MARGINS OF SAFETY, INVESTMENT-GRADE PERFORMANCE AND BUILT-IN GROWTH. Annual Rent Increase +1.8 % Reinvested Cash Flow1 +2.0 % INTERNAL GROWTH Growth by design Base Int. Growth +3.8% +3.8% (0.3%) +0.1% PROPERTY MANAGEMENT Work in Process (WIP) WIP Drag (0.2)% WIP (0.2)% (Added drag from unresolved credit events) 3.4% Internal Growth (Unleveraged) 3.4% Growth Adjusted for Equity Capitalization (~60% at cost) Shareholder Internal Growth (Leveraged) >5% Resolved Credit Events (1.0)% Recovery (~74%) +0.7% PROPERTY MANAGEMENT Ability to manage losses Net Credit Loss (0.3)% (0.2%) Shareholder Internal Growth (Leveraged) >5% Internal Growth (Unleveraged)

45 UNENCUMBERED AND MASTER FUNDING ASSETS ARE INTENTIONALLY SIMILAR. CORPORATE ASSET EQUIVALENCY 53% ABRI 24% ABRI Unencumbered Master Funding 22% ABRI

CONSISTENT ASSET QUALITY ACROSS PORTFOLIO

STORE capital

Unencumbered and Secured Asset Pools Have Consistent Credit Profiles

Industry Diversification (by ABR)

Unencumbered Asset Pool



Manufacturing
20.4%
Retail
21.9%
Other Servic
48.2%
Restaurants
9.5%

Master Funding



Manufacturing
8%
Retail
13.4%
Restaurants
23.9%
Other Service
54.7%

Total Portfolio



Manufacturing
15.9%
Retail
19.2%
Other Service
50.3%
Restaurants
14.6%

Comparison of Key Metrics: Unencumbered Pool vs. Total Portfolio

As of December 31, 2019	Unencumbered Asset Pool	Master Funding	Total Portfolio
Investment Property Locations	1,339	1,134	2,504
Total Investment Amount	$5,358MM	$3,154MM	$8,855MM
Weighted Average Remaining Lease Contract Term	~15 Years	~12 Years	~14 Years
% of Portfolio Subject to NNN Leases (by ABR)	98%	99%	99%
% of Portfolio Subject to Master Leases (by ABR)[1]	92%	94%	92%
Avg. Investment Amount / Replacement Cost (New)[2]	79%	83%	81%
% of Locations Providing Unit-Level Financial Reporting[3]	98%	98%	98%
Median Expected Default Frequency (Tenant Risk)	Ba3	Ba2	Ba3
Median STORE Score (Contract Risk)	Baa3	Baa2	Baa2
Median Unit-Level Fixed Charge Coverage Ratio (FCCR) / 4-Wall Coverage Ratio[4]	2.47x / 3.08x	2.01x / 2.51x	2.20x / 2.66x
Top Tenant Exposure (% ABR)	4.2%	3.5%	2.8%
Top 5 Tenant Exposures (% ABR)	14.5%	14.8%	10.7%

46

| appendix – portfolio|

GRANULAR AND DIVERSE ASSETS ALLOW US TO CREATE COMPARABLE ASSET POOLS.

47 EXECUTIVE MANAGEMENT TEAM | appendix – S|T|O|R|E leadership| MARY FEDEWA Chief Operating Officer & Director » Co-Founder; Chief Operating Officer, Assistant Secretary and Assistant Treasurer; Director since August 2016 » Former Managing Director of Acquisitions at Spirit; former Senior Vice President of GE Franchise Finance (successor company to FFCA) » >20 years of experience in a broad range of financial services » Recognized as a Woman of Influence in 2016 by Real Estate Forum magazine CHRISTOPHER H. VOLK President, CEO & Director » Co-Founder; CEO and Director since Company’s inception in May 2011 » Former Co-Founder, CEO and Director of Spirit Finance Corporation (“Spirit”); former President and Director of Franchise Finance Corporation of America (“FFCA”) » >30 years of experience in structuring, managing and financing commercial real estate companies » Led largest ever real estate limited partnership roll-up transaction of its time in 1994 in formation of FFCA; oversaw issuance of FFCA's unsecured debt rating in 1995, the first unsecured debt rating ever issued to a net-lease REIT; led creation of first commercial real estate master trust debt conduit in the United States designed to finance net-lease assets in 2005 at Spirit CATHERINE LONG Chief Financial Officer, EVP & Treasurer » Co-Founder; Executive Vice President – CFO, Treasurer and Assistant Secretary since Company’s inception » Former CFO and Treasurer of Spirit; former Principal Accounting Offer of FFCA » >30 years of accounting, operating and financial management expertise » Named CFO of the Year in 2008 by Arizona chapter of Financial Executives International ANDREW ROSIVACH EVP – Underwriting » Executive Vice President—Underwriting since July 2019 » Former Managing Director and Deputy Financials Business Unit Leader covering REITs at Goldman Sachs » >20 years of research and analytic experience CHAD FREED EVP – General Counsel, Chief Compliance Officer & Secretary » Executive Vice President – General Counsel, Chief Compliance Officer and Corporate Secretary since August 2019 » Former Executive Vice President and General Counsel of Universal Technical Institute (NYSE: UTI), a provider of transportation technician training » >20 years experience in public company representation, capital markets activities, mergers and acquisitions » Named Arizona Corporate Counsel of the Year (Small Public Company) in 2013 by Association of Corporate Counsels

48 BOARD OF DIRECTORS MORTON H. FLEISCHER Chairman » Chairman since inception in May 2011. Former Co- Founder and Chairman of Spirit and FFCA MARY FEDEWA Chief Operating Officer & Director » Co-Founder of S|T|O|R|E; COO since September 2017 (previously EVP – Acquisitions since inception in May 2011); Director since 2016 WILLIAM F. HIPP Director » Director since 2016. Former head of real estate for Key Bank, BankBoston and FleetBoston with over 35 years in commercial banking EINAR A. SEADLER Director » Director since 2016. Founder and President of EAS Advisors LLC; Former Managing Director of Accenture Strategy JOSEPH M. DONOVAN Director » Director since 2014. Chairman of Fly Leasing Limited (NYSE: FLY) QUENTIN P. SMITH, JR Director » Director since 2014. Founder and President of Cadre Business Advisors LLC; Director of Banner Health System CHRISTOPHER H. VOLK Chief Executive Officer & Director » Co-Founder of S|T|O|R|E; CEO and Director since inception in May 2011. Former Co-Founder, CEO and Director of Spirit and President and Director of FFCA CATHERINE D. RICE Director » Director since 2017. Lead Independent Director, Colony Credit Real Estate, Inc. (NYSE: CLNC); Former Senior Managing Director and CFO of W.P. Carey | appendix – S|T|O|R|E leadership| TAWN KELLEY Director » Director since February 2020. EVP of Taylor Morrison Home Corporation (NYSE:TMHC) and President of its Financial Services unit.

A Business Model That Delivers 2019 Fourth Quarter Investor Presentation Financial Information

50 CONDENSED CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Twelve Months Ended December 31, December 31, $ thousands, except share and per share data 2019 2018 2019 2018 Revenues: (unaudited) (unaudited) (audited) Rental revenues $ 162,495 $ 139,211 $ 625,415 $ 513,302 Interest income on loans and financing receivables 9,760 7,074 33,826 25,741 Other income 1,200 419 6,473 1,713 Total revenues 173,455 146,704 665,714 540,756 Expenses: Interest 41,559 35,964 158,381 129,061 Property costs 3,033 1,413 10,793 4,250 General and administrative 14,459 12,513 54,274 45,725 Depreciation and amortization 57,340 49,519 221,975 181,826 Provisions for impairment 8,800 5,202 18,751 7,810 Total expenses 125,191 104,611 464,174 368,672 Net gain on dispositions of real estate 11,747 14,676 84,142 45,528 Income from operations before income taxes 60,011 56,769 285,682 217,612 Income tax expense 174 185 707 642 Net income $ 59,837 $56,584 $ 284,975 $ 216,970 Net income per share of common stock - basic and diluted $ 0.25 $ 0.26 $ 1.24 $ 1.06 Dividends declared per common share $ 0.35 $ 0.33 $ 1.36 $ 1.28 Weighted average common shares outstanding – basic 236,812,731 215,660,467 229,734,497 204,322,298 – diluted 237,421,068 216,477,667 230,289,541 204,933,292 | financial information|

CONDENSED CONSOLIDATED BALANCE SHEETS $ thousands, except share and per share data December 31, 2019 December 31, 2018 Assets (unaudited) (audited) Investments: Real estate investments: Land and improvements $ 2,634,285 $ 2,280,280 Buildings and improvements 5,540,749 4,888,440 Intangible lease assets 73,366 85,148 Total real estate investments 8,248,400 7,253,868 Less accumulated depreciation and amortization (740,124)(585,913) 7,508,276 6,667,955 Real estate investments held for sale, net -- Operating ground lease assets 24,254 - Loans and financing receivables 582,267 351,202 Net investments 8,114,797 7,019,157 Cash and cash equivalents 99,753 27,511 Other assets, net 81,976 67,303 Total assets $ 8,296,526 $ 7,113,971 Liabilities and stockholders' equity Liabilities: Credit facility $ - $ 135,000 Unsecured notes and term loans payable, net 1,262,553 916,720 Non-recourse debt obligations of consolidated special purpose entities, net 2,328,489 2,008,592 Dividends payable 83,938 72,954 Operating lease liabilities 29,347 - Accrued expenses, deferred revenue and other liabilities 106,814 117,204 Total liabilities 3,811,141 3,250,470 Stockholders' equity: Common stock, $0.01 par value per share, 375,000,000 shares authorized, 239,822,900 and 221,071,838 shares issued and outstanding, respectively 2,398 2,211 Capital in excess of par value 4,787,932 4,129,082 Distributions in excess of retained earnings (302,609)(267,651) Accumulated other comprehensive loss (2,336)(141) Total stockholders' equity 4,485,385 3,863,501 Total liabilities and stockholders' equity $ 8,296,526 $ 7,113,971 51 | financial information |

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS[1]

	Three Months Ended December 31,		Twelve Months Ended December 31,	
$ thousands, except per share data	2019	2018	2019	2018
	(unaudited)		(unaudited)	
NET INCOME	$ 59,837	$56,584	$ 284,975	$ 216,970
Depreciation and amortization of real estate assets	57,265	49,295	221,665	180,851
Provision for impairment of real estate	8,800	5,202	18,751	5,202
Net gain on dispositions of real estate[2]	(11,747)	(14,666)	(84,142)	(45,398)
FUNDS FROM OPERATIONS (FFO)	$ 114,155	$96,415	$ 441,249	$ 357,625
Adjustments:				
Straight-line rental revenue, net:				
Fixed rent escalations accrued	(1,827)	(1,296)	(6,021)	(6,121)
Construction period rent deferrals	751	2,116	1,604	6,622
Amortization of:				
Equity-based compensation	3,620	2,659	11,703	8,608
Deferred financing costs and other noncash interest expense	3,237	3,578	9,689	9,549
Lease-related intangibles and costs	737	601	2,856	2,433
Provision for loan losses	-	-	-	2,608
Lease termination fees	(321)	-	(4,096)	-
Capitalized interest	(366)	(681)	(1,600)	(2,641)
Executive severance costs	-	-	1,956	-
Loss (gain) on defeasance/extinguishment of debt	-	-	735	(814)
ADJUSTED FUNDS FROM OPERATIONS (AFFO)	$ 119,986	$103,392	$ 458,075	$ 377,869
Net Income per share of common stock - basic and diluted[3]	$ 0.25	$ 0.26	$ 1.24	$ 1.06
FFO per share of common stock – basic[3]	$ 0.48	$ 0.45	$ 1.92	$ 1.75
– diluted[3]	$ 0.48	$ 0.44	$ 1.91	$ 1.74
AFFO per share of common stock – basic[3]	$ 0.51	$ 0.48	$ 1.99	$ 1.85
– diluted[3]	$ 0.50	$ 0.48	$ 1.99	$ 1.84

52

| financial information |

GAAP RECONCILIATIONS: NET INCOME TO FFO AND AFFO1 53 $ millions (unaudited) Year Ended December 31, 2016 2017 2018 2019 NET INCOME $ 123.3 $ 162.0 $ 217.0 $ 285.0 Depreciation and amortization of real estate assets 119.1 149.6 180.9 221.6 Provision for impairment of real estate 1.7 11.9 5.2 18.7 Net gain on dispositions of real estate2 (13.2) (39.6) (45.4) (84.1) FUNDS FROM OPERATIONS (FFO) $ 230.9 $ 283.9 $ 357.6 $ 441.2 Adjustments: Straight-line rental revenue: Fixed rent escalations accrued (5.5) (6.4) (6.1) (6.0) Construction period rent deferrals 3.1 3.1 6.6 1.6 Transaction costs 0.5 --- Amortization of: Equity-based compensation 7.0 7.9 8.6 11.7 Deferred financing costs and other noncash interest expense3 7.3 10.0 9.5 9.7 Lease-related intangibles and costs4 2.5 7.0 2.4 2.9 Provision for loan losses - 1.5 2.6 - Lease termination fees ---(4.1) Capitalized interest (0.8) (1.2) (2.6) (1.6) (Gain) loss on defeasance/extinguishment of debt --(0.8) 0.7 Executive severance costs - 0.3 - 2.0 Selling stockholder costs 0.8 --- ADJUSTED FUNDS FROM OPERATIONS (AFFO) $ 245.8 $ 306.1 $ 377.9 $ 458.1 | financial information |

GAAP RECONCILIATIONS: NET INCOME TO NOI 54 $ millions (unaudited) Year Ended December 31, 2016 2017 2018 2019 NET INCOME $123.3 $162.0 $217.0 $285.0 Adjustments: Interest 105.2 120.5 129.1 158.4 Transaction costs 0.5 --- General and administrative 34.0 41.0 45.7 54.3 Selling stockholder costs 0.8 --- Depreciation and amortization 119.6 150.3 181.8 222.0 Provisions for impairment 1.7 13.4 7.8 18.7 Net gain on dispositions of real estate (13.3) (39.6) (45.5) (84.1) Income tax expense 0.4 0.5 0.6 0.7 NET OPERATING INCOME $372.3 $448.1 $536.5 $655.0 | financial information |

GAAP RECONCILIATIONS: DEBT TO ADJUSTED DEBT1 55 $ millions (unaudited) As of December 31, 2019 Credit facility $ - Unsecured notes and term loans payable, net 1,262.5 Non-recourse debt obligations of consolidated special purpose entities, net 2,328.5 TOTAL DEBT $ 3,591.0 Adjustments: Unamortized net debt discount 4.2 Unamortized deferred financing costs 39.0 Cash and cash equivalents (99.7) Restricted cash deposits held for the benefit of lenders (8.8) ADJUSTED DEBT $ 3,525.7 | financial information |

GAAP RECONCILIATIONS: NET INCOME TO ADJUSTED EBITDARE1 56 $ millions (unaudited) Three Months Ended December 31, 2019 NET INCOME $ 59.8 Adjustments: Interest 41.6 Income tax expense 0.2 Depreciation and amortization 57.3 EBITDA 158.9 Adjustments: Provision for impairment of real estate 8.8 Net gain on dispositions of real estate (11.7) EBITDAre 155.9 Adjustments: Provision for loan losses - Lease termination fees (0.3) ADJUSTED EBITDAre $ 155.6 Estimated adjustment to Adjusted EBITDAre as if all real estate acquisitions and dispositions for the quarter ended December 31, 2019 had occurred as of October 1, 2019 4.2 ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE $ 159.8 ANNUALIZED ADJUSTED EBITDAre $ 622.6 ANNUALIZED ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE $ 639.4 ADJUSTED DEBT / ANNUALIZED ADJUSTED EBITDAre 5.7x ADJUSTED DEBT/ ANNUALIZED ADJUSTED EBITDAre – CURRENT ESTIMATED RUN RATE 5.5x | financial information |

LONG-TERM DEBT MATURITIES 57 | financial information | 1 Extendable – three one-year options. 2 Prepayable 24 or 36 months prior to maturity. $ thousands Total 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Unsecured notes $1,075,000 $ - $ - $75,000 $ - $100,000 $ - $200,000 $ - $350,000 $350,000 $ - Term loans 200,000 100,000 100,000 --------- Non-recourse mortgage notes: STORE Master Funding2 2,164,360 31,310 28,999 116,306 264,636 335,861 271,520 292,518 466,174 1,900 1,900 353,236 Other secured notes 194,950 4,023 17,796 38,177 25,060 10,687 2,427 54,915 1,089 1,137 36,426 3,213 Total $3,634,310 $135,333 $146,795 $229,483 $289,696 $446,548 $273,947 $547,433 $467,263 $353,037 $388,326 $356,449 1 $ thousands Total 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030-33 2034 Thereafter Unsecured notes $1,075,000 $ - $ - $75,000 $ - $100,000 $ - $200,000 $ - $350,000 $350,000 $ - $ - $ - Term loans 200,000 100,000 100,000 ----------- Non-recourse mortgage notes: STORE Master Funding2 2,164,362 31,310 28,999 116,306 264,637 335,861 271,520 292,518 466,174 1,900 1,900 7,600 345,637 - Other secured notes 194,948 4,023 17,796 38,177 25,059 10,687 2,427 54,914 1,089 1,137 36,426 1,393 390 1,430 Total $3,634,310 $135,333 $146,795 $229,483 $289,696 $446,548 $273,947 $547,432 $467,263 $353,037 $388,326 $8,993 $346,027 $1,430 1

58 SUPPLEMENTAL REPORTING MEASURES Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. We also disclose Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain revenues and expenses that have no impact on our long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, we exclude certain other costs not related to our ongoing operations, such as the amortization of lease- related intangibles. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains (or losses) on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional revenues and expenses such as straight-line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock-based compensation and lease-related intangibles as such items have no impact on long-term operating performance. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies. | definitions and footnotes |

59 SUPPLEMENTAL REPORTING MEASURES Note: In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre for all periods beginning after December 31, 2017. STORE’s presentation of Adjusted EBITDAre matches our previous presentation of Adjusted EBITDA. We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA, EBITDAre and Adjusted EBITDAre, is useful to investors and analysts because it provides important supplemental information concerning our operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other companies. EBITDA, EBITDAre and Adjusted EBITDAre EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. To derive Adjusted EBITDAre we modify the NAREIT definition of EBITDAre to exclude other items included in GAAP net income, such as provisions for loan losses, as such items are not related to our ongoing performance. Note: The adjustments to derive Adjusted EBITDAre may not exist in every quarter, therefore EBITDAre and Adjusted EBITDAre may be equal. Annualized Adjusted EBITDAre and Adjusted Debt Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre for the most recently completed fiscal quarter by four. Annualized Adjusted EBITDAre – Current Estimated Run Rate is based on an estimated Adjusted EBITDAre calculated as if all leases and loans in place as of the last date of the most recently completed fiscal quarter had been in place as of the beginning of such quarter; then annualizing that estimated Adjusted EBITDAre for the quarter by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDAre for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDAre – Current Estimated Run Rate for a variety of reasons. Adjusted Debt represents our outstanding debt obligations excluding unamortized deferred financing costs and net debt premium, further reduced for cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding unamortized deferred financing costs and net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. Adjusted Debt to Annualized Adjusted EBITDAre Adjusted Debt to Annualized Adjusted EBITDAre, or leverage, is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDAre. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDAre— Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures. | definitions and footnotes |

60 FOOTNOTES Page 4: 1 Reflects the percentage of our contracts (based on annualized base rent and interest) that have a STORE Score that is investment grade. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties. Page 7: 1 Represents the weighted average percentage change (by annualized base rent and interest) in reported corporate revenues for the trailing 12-month (or nine-month if 12-month was not available) period as reported to STORE Capital for the period ended December 31, 2018 as compared to the same period ended December 31, 2017. Excludes customers representing 4.5% of annualized base rent and interest because sufficient comparable data was not available. 2 Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the National Center for the Middle Market for 2018) extrapolated to the aggregate total revenue of S|T|O|R|E’s customers and the growth rate as described in footnote 1 above. Page 9: 1 Represents reported corporate revenues for financial statements received by STORE Capital through January 14, 2019. Excludes customers, representing approximately 2.6% of annualized base rent and interest, that do not report corporate revenues. 2 Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the National Center for the Middle Market for 2018) extrapolated to the aggregate total revenue of S|T|O|R|E’s customers. 3 Represents the number of locations operated by S|T|O|R|E’s customers as reported to STORE Capital through December 31, 2018. Page 11: 1 Based on annualized base rent and interest. 2 Represents the tolerable fall-off in lease level sales so that EBITDAR after overhead will still cover the lease’s fixed charges (which includes S|T|O|R|E’s rent and interest) weighted by the lease’s ABRI (based on currently available results for approximately 89% of the properties in our investment portfolio). If the variable profit coefficient for an individual lease was unavailable, we assumed the variable profit coefficient for its peer group in the calculation of the fall-off amount. Calculations are based on tenant statements (either December 31, 2018 or March 31, 2019) received by STORE Capital. Page 12: 1 Represents the weighted average interest rate on balloon payments due in the respective years. 2 Free cash flow approximates Adjusted Funds from Operations less dividends paid. Page 13: 1 Based on average of ratios of Realty Income and National Retail Properties as of September 30, 2019. 2 Ratios as of December 31, 2019; Unencumbered EBITDA based on NOI from Unencumbered Assets less an allocation of general and administrative expenses based on assets. Page 14: 1 Shown by percentage of annualized base rent and interest (annualized based on rates in effect on December 31, 2019, for all leases, loans and financing receivables in place as of that date). Excludes contracts representing 0.1% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. Of our contracts in place as of December 31, 2019, 85% increase based on changes in CPI, 14% increase based on fixed rates in the contract and only 1% do not increase. 2 Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. 3 Dividend protection refers to the percentage difference between our AFFO per share and our dividend per share. The wider the relative gap between AFFO per share and dividends per share, the greater the implied dividend protection. All dividends are declared at the discretion of our Board of Directors and future dividends will depend upon our actual funds from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and other factors. 4 S|T|O|R|E defines internal growth as the combination of high average lease escalators and a low AFFO payout ratio, which allows us to reinvest a growing amount of free cash flow back into our business. Page 15: 1 See chart, page 34. Page 16: 1 S|T|O|R|E’s pipeline from 2014 through December 31, 2019. See slide 24 for more information about S|T|O|R|E's pipeline, including its composition. S|T|O|R|E may never acquire properties in its pipeline for a variety of reasons as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. 2 Growth rate in annual AFFO per share since IPO in 2014. 3 Data as of September 30, 2019. 4 See footnote 3 to page 14. 5 S|T|O|R|E defines occupancy as a property being subject to a lease or loan contract. Page 17: * Based on annualized base rent and interest. 1 Represents the percentage of our lease contracts that were created by S|T|O|R|E Capital or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions. | definitions and footnotes |

FOOTNOTES 61 2 Weighted average annual lease escalation represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing 0.1% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. 3 S|T|O|R|E defines occupancy as a property being subject to a lease or loan contract. As of December 31, 2019, twelve of our properties were vacant and not subject to a contract. 4 The number of properties not currently operating but subject to a lease represents the number of our investment locations that have been closed by the tenant but remain subject to a lease. 5 The percentage of investment portfolio subject to master leases represents the percentage of the investment portfolio in multiple properties with a single customer subject to master leases. Based on annualized base rent and interest, 87% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease. 6 The average investment amount/replacement cost (new) represents the ratio of purchase price to replacement cost (new) at acquisition. 7 Of the 98% of our properties that are required to provide unit- level reporting, 94% have provided current obligated statements as of February 6, 2020. 8 S|T|O|R|E calculates unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. The weighted average unit FCCR and 4-Wall coverage ratios were 3.0x and 3.9x, respectively, as of December 31, 2019, 3.0x and 3.9x, respectively, as of December 31, 2018 and 2.8x and 3.5x, respectively, as of December 31, 2017. 9 The proportion of investment contracts rated investment grade represents the percentage of our contracts (based on annualized base rent and interest) that have a STORE Score that is investment grade. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties. Pages 18 and 19: 1 Data as of December 31, 2019, 2018 and 2017, by percentage of annualized base rent and interest (annualized based on rates in effect on those dates, for all leases, loans and financing receivables in place as of those dates). Page 21: 1 Data based on information available on customer websites, news releases and/or SEC filings. 2 Data as of December 31, 2019, by percentage of annualized base rent and interest (annualized based on rates in effect on December 31, 2019, for all leases, loans and financing receivables in place as of that date). Page 22: 1 Based on annualized base rent and interest. 2 Represents the percentage of our properties that are occupied. S|T|O|R|E defines occupancy as a property being subject to a lease or loan contract. Page 23: 1 We measure the credit quality of our portfolio on a contract- by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at our properties. The STORE Score is a quantitative measurement of contract risk computed by multiplying tenant default probabilities (using Moody’s RiskCalc) and estimated store closure probabilities (using a simple algorithm we developed that has closure probabilities ranging from 100% to 10%, depending on unit-level profitability). Qualitative features can also impact investment risk, such as low property investment amounts, favorable tenant debt capital stacks, the presence of third-party guarantors, or other factors. Such qualitative factors are not included in the STORE Score and may serve to mitigate investment risk even further. Page 25: 1 Acquisitions represent both acquisitions of real estate and investment in loans and financing receivables. Dispositions represent the original acquisition cost of real estate sold and loan repayments received in conjunction with real estate sales. 2 Refer to pages 52 through 54 and page 58 for definitions of these non-GAAP financial measures and reconciliation to GAAP net income. 3 Gross Rate of Return represents initial cap rate plus weighted average annual lease escalators. Gross returns do not represent the actual returns we may earn on properties. Page 26: 1 Source: CapIQ. Data as of December 31, 2019. Page 27: 1 Based on annualized total returns earned by management’s prior investment vehicles while operating as a public company, compared to annualized total returns on the MSCI US REIT Index during the same periods. The past performance of these investment vehicles is not an indicator of S|T|O|R|E’s future performance, and S|T|O|R|E’s performance may be significantly less favorable than the past performance data included in this presentation. Moreover, some of the past performance data covers periods with economic characteristics and cycles and interest rate environments that are significantly different from those S|T|O|R|E faces today and may face in the future. | definitions and footnotes |

FOOTNOTES 62 Page 32: 1 Our Board of Directors has opted out of provisions of the Maryland Unsolicited Takeover Act (or “MUTA”), the business combination statute, the control share acquisition statute and provisions otherwise granting us the right to adopt a stockholder rights plan and we may not opt back into any of these statutes or provisions without stockholder approval or, in the case of a stockholder rights plan, stockholder ratification within 12 months of adoption of such a plan. In addition, our charter prevents us from establishing a staggered Board of Directors without stockholder approval. Page 34: 1 Source: Source: S&P Market Intelligence (SNL) data for companies in each REIT industry sector as of year-end 2019, Company data and, with respect to FFCA and Spirit Finance, publicly available SEC company filings. The Sharpe Ratio measures the ratio of excess returns to risk, using the spread between capitalization or lease rates and the 10-year U.S. Treasury yields to measure excess returns, and using the standard deviation of returns to measure risk. All ratios are calculated using capitalization or lease rate data during which FFCA and Spirit were publicly traded companies and the period since S|T|O|R|E’s inception. The ratio is calculated based on historical data ranging from January 1994 to December 2019, as noted, and future returns and risk may not be consistent with this historical data. Risk for each sector measured as the standard deviation of capitalization rates during the periods of operation of FFCA, Spirit and S|T|O|R|E from January 1994 to December 2019. Page 35: 1 Source: U.S. Treasury, Company data and, with respect to FFCA and Spirit Finance, publicly available SEC company filings. Page 39: 1 Source: Latest publicly available financial information as of September 30, 2019. Page 40: 1 Source: SEC filings and Hoya Capital Real Estate. 2 Source: Annualized rent from latest publicly available financial information as of September 30, 2019; Realty Income’s percentage based on portfolio revenues. 3 Source: Latest publicly available financial information as of September 30, 2019. Page 42: 1 Converted to Recovery on Original Value. Average CMBS recovery 38.8% and Average LTV is 62.0% (Q3 2018-Q2 2019) Sources: Moody’s & Trepp. 2 Converted to Recovery on Original Value. Average Loan recovery is 80.0% and Average LTV is 70% (1987-2019) Sources: Moody’s & Loans.com. 3 Weighted Average STORE recovery based on rents. Recovery to Original Value will tend to be higher. Page 43: ¹ Net proceeds from sales in 2019 include $4.1 million of lease termination fees collected in connection with property sales. Page 44: Note: Data through December 31, 2019. ¹ Growth from reinvested cash flow is equal to (i) the incremental cash flow added from reinvesting retained cash assuming a prior period payout ratio of 70%, leveraged at 41% with a borrowing cost of 4.12% and amortization of 45 years, reinvested at 7.76% less incremental operating costs of 0.25% divided by (ii) prior period rents assuming assets were acquired at 7.76%. Page 46: Note: Data as of December 31, 2019. “ABR” is annualized base rent and interest. 1 Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Based on annualized base rent & interest of S|T|O|R|E’s total investment portfolio as of December 31, 2019. 2 Represents the ratio of purchase price to replacement cost (new) at acquisition. 3 Represents the percentage of our properties that are required to provide unit-level reporting. 4 S|T|O|R|E calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. Page 52: 1 See page 58 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 For the three and twelve months ended December 31, 2018 includes $10,000 and $130,000, respectively, of income tax expense associated with gains recognized on the dispositions of certain properties. 3 Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable. Page 53: 1 See page 58 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 For the years ended December 31, 2016, 2017 and 2018, includes $76,000, $5,000 and $130,000, respectively, of income tax expense associated with gains recognized on the dispositions of certain properties. 3 For the years ended December 31, 2017, 2018 and 2019, includes $2.0 million, $2.1 million and $1.1 million, respectively, of accelerated amortization of deferred financing costs primarily related to the prepayment of debt. 4 For the year ended December 31, 2017, includes a $4.6 million charge related to accelerated amortization of lease incentives associated with terminated lease contracts. Page 55: 1 See page 59 for discussion regarding use of EBITDAre, Adjusted EBITDAre and Adjusted Debt. Page 56: 1 See page 59 for discussion regarding use of EBITDAre, Adjusted EBITDAre and Adjusted Debt. | definitions and footnotes |

A Business Model That Delivers 2019 Fourth Quarter Investor Presentation Investor and Media Contacts Financial Profiles, Inc. Moira Conlon, 310.622.8220 Tricia Ross, 310.622.8226 STORECapital@finprofiles.com Corporate Headquarters 8377 East Hartford Drive, Suite 100 Scottsdale, Arizona 85255 480.256.1100 www.STOREcapital.com